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Exhibit 10.34


                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT ("Agreement") is made as of May 9, 2000, by and between GVI Security, Inc., a Delaware corporation ("Purchaser"), and Sensory Science Corporation, a Delaware corporation ("Seller").


                                 R E C I T A L S

         WHEREAS, Seller is a public company engaged principally in the business of development and distribution of consumer electronic products;

         WHEREAS, Seller operates, and desires to dispose of, a division (the "Division") engaged in the business of the marketing, distribution and sale of security and surveillance products (the "Business");

         Purchaser desires to purchase certain assets used in the Business and Seller desires to sell such assets to Purchaser, all on the terms and subject to the conditions of this Agreement.

         NOW, THEREFORE, in consideration of and reliance on the respective representations, warranties and covenants contained herein and intending to be legally bound hereby, Purchaser and Seller agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         The following words and terms are used in this Agreement and have the meanings ascribed to them in this Article I or at the locations in the Agreement indicated below:

         "Accounts Receivable" is defined in Section 2.1(a).

         "Acquisition" is defined in Section 2.7.

         "Action" is defined in Section 4.16.

         "Assets" is defined in Section 2.1.

         "Assumed Liabilities" is defined in Section 2.2.

         "Authorization" is defined in Section 3.11(a).

         "Balance Sheet" is defined in Section 3.5.

         "Balance Sheet Date" is defined in Section 3.5.

         "Benefit Plan" is defined in Section 3.18(a).

         "Business"  is defined in the Recitals.

         "Closing" is defined in Section 2.7.

         "Closing Date" is defined in Section 2.7.


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         "Contracts" is defined in Section 3.15.

         "Division" is defined in the Recitals.

         "Excluded Liabilities"  is defined in Section 2.3.

         "Field" is defined in Section 5.7.

         "Financial Statements" is defined in Section 3.5.

         "Fixed Assets" is defined in Section 2.1(d).

         "Governmental Entity" is defined in Section 3.3.

         "Indemnitee" is defined in Section 10.4.

         "Indemnitor" is defined in Section 10.4.

         "Liens" is defined in Section 3.9.

         "Losses" is defined in Section 10.1.

         "Mark" is defined in Section 5.7.

         "Material Adverse Effect" is defined in Section 3.1.

         "Names" is defined in Section 2.1.

         "Noncompetition Period" is defined in Section 7.2(a).

         "Non-Assignable Contract" is defined in Section 2.7.

         "Notice of Claim" is defined in Section 10.4.

         "Permitted Liens"  is defined in Section 3.9.

         "Person" is defined in Section 10.12.

         "Plan" is defined in Section 3.18(a).

         "Product Return" means any product of the Business sold by Seller prior to the Closing Date to a third party for resale and which, in accordance with the terms of such sale, may be returned by such third party to Seller if such product remains unsold at the end of the period specified in such terms of sale.

         "Purchase Price" is defined in Section 2.4.

         "Purchaser Disclosure Schedule" is defined in the preamble to Article
         IV.

         "Purchaser Indemnified Parties" is defined in Section 10.1.

         "Regulation" is defined in Section 3.11(a).

         "Restricted Business" is defined in Section 7.2(a).

         "Seller Disclosure Schedule" is defined in the preamble to Article III.


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         "Seller Intellectual Property Rights" is defined in Section 3.13(a).

         "Seller Third-Party Intellectual Property Rights" is defined in Section 3.13(b).

         "Tax" is defined in Section 3.7(a)

         "Tax Returns" is defined in Section 3.7(a).

         "Third-Party Claim" is defined in Section 10.5.

         "Third-Party Defense" is defined in Section 10.5.

         "Transaction Documents" is defined in Section 3.2.

         "Transitional Services" is defined in Section 7.5.

         "Knowledge." When any of the representations and warranties of any Person are qualified by the expression "to the knowledge of" or any similar expression, such representations and warranties shall be deemed to be given to the best knowledge of such Person and, if such Person is Seller, then to the actual knowledge of the Chief Executive Officer, Chief Financial Officer and Senior Vice President, Sales of Seller, and the knowledge that would reasonably be expected to be obtained by such persons after reasonable inquiry concerning the subject matter.

         "Affiliate" means, with respect to any Person, any individual, corporation, partnership or other entity which directly or indirectly controls, is controlled by or is under common control with, such Person.


                                   ARTICLE II

                PURCHASE AND SALE OF THE BUSINESS AND THE ASSETS

         2.1 Purchase and Sale Seller, subject to the terms and conditions of this Agreement and the other Transaction Documents, shall sell, transfer, convey and deliver to Purchaser, free and clear of all Liens other than Permitted Liens, all of the Company's right, title and interest in and to (a) the Business as a going concern, (b) the trade names GVI Security, Seeing is Believing and Private Eye (the "Names") and the goodwill associated therewith, and any and all marks associated therewith, and (c) the assets used or held for use in connection with the Business as set forth below (the "Assets"):

                  (a) all accounts receivable outstanding as of the Closing Date derived from sales of security products and provision of related services to (i) all customers of the Business, and (ii) all sales representatives who represent Seller in its sales of security products (collectively, the "Accounts Receivable");

                  (b) all rights under the Contracts listed on Schedule 2.2(c) and any other instruments, registrations, licenses, certificates of occupancy, other permits or approvals of any nature, or other documents, commitments, arrangements, undertakings, practices or authorizations held for use in the operation of the Business as conducted since Seller's acquisition thereof;

                  (c) all rights under any patents, trademarks, service marks, the Names, service names, copyrights, trade secrets, know-how, inventions and other intellectual property rights, whether registered or unregistered, and any applications therefor, and any and all other intangible assets held for use in or necessary for the operation of the Business as conducted since Seller's acquisition thereof;


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                  (d) the assets located in Seller's security products division office in Dallas, Texas, or in the possession of or assigned to personnel of the Business and held for use therein, as listed in
         Schedule 2.1(d) (the "Fixed Assets");

                  (e) all rights or choses in action arising out of occurrences before or after Closing Date, including without limitation all rights under express or implied warranties relating to Business or the Assets; and

                  (f) all information, files, records, data, plans and recorded knowledge, including customer and supplier lists directly relating to the Business or the Assets.

         2.2 Assumed Liabilities. At the Closing, Purchaser shall assume and hereafter in due course shall timely pay, discharge or perform (the "Assumed Liabilities"):

                  (a) all obligations for future Product Returns and under existing warranties to repair security products produced by Samsung and sold by the Division since March 1998 and prior to the date hereof under either the "GVI" or "Samsung" labels;

                  (b) all obligations for future Product Returns and under existing warranties to repair security products sold by the Division since March 1998 and prior to the date hereof other than under the "GVI" or "Samsung" labels; and

                  (c) all obligations under the contracts listed in Schedule 2.2(c) to the extent that such obligations are required to be performed after the Closing Date, were incurred in the ordinary course of business and do not relate to any failure to perform, improper performance or other breach by Seller prior to the end of the Closing Date; provided, however, Purchaser shall not assume any obligation to pay Commissions (as defined in Section 2.3(d)).

         2.3 Excluded Liabilities. Except as expressly set forth in Section 2.2, Purchaser does not, by virtue of its purchase of the Assets or otherwise, assume or become responsible for any obligations or liabilities (the "Excluded Liabilities") of Seller, including, without limitation:

                  (a) any product liability, warranty or similar claim for damages or injury to person or property, any infringement of intellectual property rights or any other liability, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty, agreement or guarantee made by Seller, or alleged to have been made by Seller, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold or leased by or on behalf of Seller on or before the Closing Date, including, without limitation, any claim relating to any product delivered in connection with the performance of such service and any claim seeking recovery for consequential damages, lost revenues or profits;

                  (b) any Tax (i) payable with respect to any period, whether ending on or prior to the Closing Date or thereafter, or (ii) incident to or arising as a consequence of the negotiation or consummation by Seller or Affiliate thereof of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby;

                  (c) any liability or obligation under or in connection with any assets used in the Business and not transferred to Purchaser hereunder;

                  (d) other than in connection with Product Returns (as provided above), any liability or obligation of any nature whatsoever for any action, occurrence or omission arising on or prior to Closing Date, whether such liability has been or is asserted before or after the Closing Date, including, without limitation, commissions owed to any sales representative or other agent of the Business in connection with orders or sales of products or services on or prior to the Closing Date, whether such commission is due to be paid on or after the Closing Date (the "Commissions"); or


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                  (e) any liability or obligation of Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including, without limitation, fees and expenses of counsel, accountants and other experts.

         2.4 The Purchase Price. In consideration of the sale, assignment, transfer, conveyance and delivery to Purchaser of the Business and the Assets and the performance of Seller's obligations and covenants hereunder, Purchaser shall pay to Seller an amount (the "Purchase Price") equal to the sum of:

                  (a) 90% of the balances of Accounts Receivable outstanding as of the Closing Date, together with the full amount of accounts in which Purchaser or any affiliate thereof has an investment or management interest prior to the date of this Agreement; and

                  (b) 75% of the net book value of the Fixed Assets as of the Closing Date as mutually agreed by Purchaser and Seller.

         2.5 Allocation of the Purchase Price. The Purchase Price shall be allocated among the Assets as set forth on Schedule 2.5 hereto. Seller and Purchaser shall prepare their respective federal, state and local tax returns employing the allocation set forth on Schedule 2.5 and shall not take a position on any income tax return, before any governmental agency charged with the collection of any Tax, in any proceeding or otherwise that is inconsistent with such allocation. Seller and Purchaser shall give prompt notice to each other of the commencement of any tax audit or the assertion of any proposed deficiency or adjustment by any taxing authority or agency which challenges such allocation.

         2.6 Consent of Third Parties. Nothing in this Agreement shall be construed as an attempt by Seller to assign to Purchaser pursuant to this Agreement any Contract or Authorization included in the Assets which is by its terms or by Regulation nonassignable without the consent of any other party or parties, unless such consent or approval shall have been given, or as to which all the remedies for the enforcement thereof available to Seller would not by Regulation pass to Purchaser as an incident of the assignments provided for by this Agreement (a "Non-Assignable Contract"). To the extent that any such consent or approval in respect of, or a novation of, a Non-Assignable Contract shall not have been obtained on or before the Closing Date, Seller shall continue to use commercially reasonable efforts to obtain any such consent, approval or novation after the Closing Date until such time as it shall have been obtained, and Seller shall cooperate with Purchaser in any economically feasible arrangement to provide that Purchaser shall receive Seller's benefits under such Non-Assignable Contract, provided that Purchaser shall undertake to pay or satisfy the corresponding liabilities under the terms of such Non-Assignable Contract to the extent that Purchaser would have been responsible therefor if such consent, approval or novation had been obtained.

         2.7 Closing. The closing (the "Closing") of the sale and purchase of the Assets (the "Acquisition") shall take place at 10:00 a.m, local time, on May 22, 2000, in Pittsburgh, Pennsylvania, or on such other date and place as may be mutually agreed upon in writing by Purchaser and Seller. The date of the Closing is sometimes herein referred to as the "Closing Date."

         2.8 Items to be Delivered at Closing. At the Closing and subject to the terms and conditions contained herein:

                  (a) Seller shall deliver to Purchaser the following:

                           (i) a bill of sale in the form attached hereto as Exhibit A; and

                           (ii) such other documents or instruments of transfer,
                  conveyance and assignment as may be necessary or appropriate to fully vest title to the Assets in Purchaser and carry out the transactions contemplated hereby.

                  (b) Purchaser shall deliver to Seller the Purchase Price in accordance with Section 2.4 hereof.


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                  (c) At or prior to the Closing, the parties hereto shall also deliver to each other the agreements, certificates and other documents and instruments referred to in Article VI hereof.

         2.9 Names. Seller will terminate the use of any and all names and d/b/a's currently or formerly used by it in connection with the Business

         2.10 Further Assurances. Seller from time to time after the Closing Date, at Purchaser's request, will execute, acknowledge and deliver to Purchaser such other instruments of transfer, conveyance and assignment and will take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Assets, or to better enable Purchaser to complete, perform or discharge any of the liabilities or obligations assumed by Purchaser on Closing Date pursuant to Section 2.2 hereof.

         2.11 Guaranty. Seller has guaranteed certain obligations of Purchaser to Samsung (the "Guaranty"). In consideration of the Guaranty, Purchaser agrees, so long as the Guaranty remains outstanding (not to exceed one year from the Closing Date) or Seller is liable for any amounts under the Guaranty, to (i) cause a nominee of Seller to be elected to the Board of Directors of Purchaser;
(ii) pay Seller a fee equal to one percent of Purchaser's purchases of products from Samsung during such period (payable monthly within 15 days of the end of each month); (iii) not, without Seller's consent, purchase in excess of $750,000 of products subject to the Guaranty in any single calendar month or merge or consolidate with any entity or sell or dispose of all or substantially all of its assets or issue additional shares of Purchaser constituting greater than 20% of the then outstanding shares of Purchaser; and (iv) provide Seller copies of all invoices of products purchased subject to the Guaranty.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule dated and delivered as of the date hereof by Seller to Purchaser and attached to this Agreement (the "Seller Disclosure Schedule"). The Seller Disclosure Schedule shall be arranged in paragraphs corresponding to, and each exception to a representation and warranty set forth therein shall be deemed to qualify, the specific numbered and lettered paragraph of this Article III which is referenced in the applicable exception set forth on the Seller Disclosure Schedule.

         3.1 Corporate Existence. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business by it requires it to be so qualified except where the failure to be so qualified and to be in good standing would not have a Material Adverse Effect. The term "Material Adverse Effect" means any change or effect that is or could be expected to become materially adverse to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Business.

         3.2 Corporate Power; Authorization; Enforceable Obligations. Seller has the corporate power, authority and legal right to execute, deliver and perform this Agreement and the other agreements, documents and instruments required to be delivered by Seller in accordance with the provisions hereof (the "Transaction Documents"). The execution, delivery and performance of this Agreement and the other Transaction Documents by Seller have been duly authorized by the Board of Directors of Seller and no further corporate action on the part of Seller is necessary to authorize this Agreement and the other Transaction Documents and the performance of the transactions contemplated hereby and thereby. This Agreement has been, and the other Transaction Documents will be, duly executed and delivered on behalf of Seller by duly authorized officers of Seller, and this Agreement constitutes, and the other Transaction Documents, when executed and delivered, will constitute the legal, valid and binding obligations of Seller, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws


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affecting or relating to creditors rights generally and (b) the availability of injunctive relief and other equitable remedies.

         3.3 Validity of Contemplated Transactions. The execution, delivery and performance of this Agreement and the other Transaction Documents by Seller do not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other Person under (a) any existing law, ordinance, or governmental rule or regulation to which Seller is subject,
(b) any judgment, order, writ, injunction, decree or award of any Governmental Entity which is applicable to Seller, (c) the charter documents of Seller or any securities issued by Seller, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization, or other instrument, document or understanding, oral or written, to which Seller is a party, by which Seller may have rights or by which any of the Assets may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Seller thereunder. Except as aforesaid, no authorization, approval or consent of, and no registration or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Agreement and the other Transaction Documents by Seller. "Governmental Entity" means any federal, state, local, national or supranational government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign ("Governmental Entity")

         3.4 No Third Party Options. There are no existing agreements, options, commitments or rights with, of or to any person to acquire any Assets, properties or rights included in the Assets or any interest therein or in the Division or the Business, except for those contracts entered into in the normal course of business consistent with past practice for the sale of inventory of Seller.

         3.5 Financial Statements. Attached hereto as Schedule 3.5 are financial statements of the Business consisting of a balance sheet of the Business as of March 31, 2000 and a statement of income and cash flow of the Business for the three-month period ended March 31, 2000 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the period involved. The Financial Statements are based on the books and records of Seller, and fairly present the financial condition of the Business in all material respects as of the dates they were prepared and the results of the operations of the Business for the period indicated. The balance sheet of Seller as of March 31, 2000 is referred to herein as the "Balance Sheet" and the date thereof as the "Balance Sheet Date."

         3.6 Accounts Receivable. The Accounts Receivable of the Seller in respect of the Business outstanding on the date hereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; and, to the knowledge of Seller, are not subject to valid defenses, set-offs or counterclaims.

         3.7 Taxes.

                  (a) All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by Seller (the "Tax Returns") in connection with the Business with respect to any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including without limitation all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) (the "Taxes") have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities of Seller for Taxes related to the Business for the periods, property or events covered thereby.

                  (b) All Taxes, including without limitation those which are called for by the Tax Returns, required to be paid, withheld or accrued by Seller in respect of the Business and any deficiency assessments, penalties and interest have been timely paid, withheld or accrued.


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                  (c) Seller has not received any written notice of assessment or proposed assessment in connection with any Tax Returns and there are not pending Tax examinations of or Tax claims asserted against Seller in respect of the Assets or the Business. There are no Tax liens (other than any lien for current Taxes not yet due and payable) on any of the Assets nor, to the knowledge of Seller, are any such liens threatened or pending on such Assets. Seller has no knowledge of any basis for any additional assessment of any Taxes in connection with the Business.

                  (d) All Tax payments related to employees of the Business, including income tax withholding, FICA, FUTA, unemployment and worker's compensation, required to be made by Seller have been fully and properly paid, withheld, accrued or recorded.

         3.8 Absence of Undisclosed Liabilities. Seller has no liabilities or obligations applicable or otherwise relating to the Business or the Assets, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, and there is no existing condition, situation or set of circumstances which would reasonably be expected to result in such liability, except (a) those liabilities or obligations set forth on the Balance Sheet and not heretofore paid or discharged, (b) liabilities arising in the ordinary course of Business, and (c) those liabilities or obligations incurred, consistently with past Business practice, in or as a result of the normal and ordinary course of Business since the Balance Sheet Date and which are not in the aggregate material in amount.

         3.9 Title to Properties. Seller has good, valid and marketable title to all of the Assets, including without limitation, all Assets reflected in the Balance Sheet (except for inventory sold since the date thereof in the ordinary course of business consistent with past practice) free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever ("Liens"), except for (a) liens for current personal property taxes not yet due and payable, (b) worker's, carrier's and materialman's liens, which, in the aggregate are immaterial in amount, and (c) liens that are immaterial in character, amount, and extent and which do not detract from the value or interfere with the present or proposed use of the properties they affect ("Permitted Liens"). Except as set forth on Schedule 3.9, all the Assets owned or used by Seller in connection with the Business are located at the Premises.

         3.10 Condition of Tangible Assets. The tangible Assets are structurally sound, are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable Regulations and Authorizations relating to their construction, use and operation. No Person other than Seller owns, or has any interest in, any of the Assets.

         3.11 Compliance with Law; Authorizations.

                  (a) Seller has substantially complied with each, and is not in violation of any, law, ordinance, code or governmental or regulatory rule or regulation, whether federal, state, local or foreign, which relate to the Assets or the Business ("Regulations"). Seller owns, holds, possesses or lawfully uses in the operation of its business all franchises, licenses, permits, easements, rights, applications, filings, registrations, approvals and other authorizations ("Authorizations") which are in any manner necessary for it to conduct the Business as now or previously conducted or for the ownership and use of the assets owned or used by Seller or in the conduct of the Business, free and clear of all Liens except Permitted Liens and in compliance with all Regulations. Such Authorizations are valid and in full force and effect and none of such Authorizations will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement. All such Authorizations are listed and described in the Seller Disclosure Schedule.

                  (b) Seller is not in default, nor has Seller received any notice of any claim of default, with respect to any Authorization. All Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. No shareholder, director, officer, employee or former employee of any of Seller or any affiliates of Seller, or any other Person owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which Seller owns, possesses or uses in the operation of the Business of Seller as now or previously conducted.


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         3.12 Absence of Certain Changes or Events. Since the Balance Sheet
Date, Seller has operated the Business only in the ordinary course and there has not been:

                  (a) any event, act, occurrence or omission to act or occur which has had a Material Adverse Effect on the Business or any event, fact or condition of which Seller is aware that could be expected to have a Material Adverse Effect on the Business and that has not been disclosed in the Seller Disclosure Schedule; provided that Seller's discontinuance of the Business shall not be deemed a Material Adverse Effect for purposes of this Section 3.12(a);

                  (b) (i) any increase in or modification of the compensation or benefits payable or to become payable by Seller to any employees of the Business; (ii) any grant by Seller to any employee of the Business of any increase in severance or termination pay, or (iii) any entry by Seller into any employment, severance or termination agreement with any employee of the Business;

                  (c) any sale (other than of finished goods inventory in the ordinary course) of the property or assets of the Business individually in excess of $10,000 or in the aggregate in excess of $50,000;

                  (d) any creation or assumption by Seller of any mortgage, pledge, security interest or lien or other encumbrance on any Asset;

                  (e) any entry into, amendment of, relinquishment, termination or nonrenewal by Seller of any contract, lease transaction, commitment or other right or obligation applicable to the Business;

                  (f) any transfer, grant or loss by Seller (or to the knowledge of Seller, diminution in value by any means) of a right under the Seller Intellectual Property Rights other than those transferred or granted in the ordinary course of business consistent with past practice under existing agreements;

                  (g) any labor dispute, other than individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Business;

                  (h) any violation of or conflict with any applicable laws, statutes, orders, rules and regulations promulgated or judgment entered by any Governmental Entity which, individually or in the aggregate, has had (or, insofar as Seller is aware, could be expected to have) a Material Adverse Effect on the Business;

                  (i) any agreement or arrangement made by Seller to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Article III untrue or incorrect as of the date when made;

                  (j) any damage, destruction or loss, whether or not covered by insurance, that has had or could have a Material Adverse Effect on the Business; or

                  (l) any agreement, whether or not in writing, to do any of the foregoing.

         3.13 Intellectual Property.

                  (a) Seller owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, mask works, schematics, technology, know-how, computer software programs or code and tangible or intangible proprietary information or material and any applications for any patents, trademarks, trade names, service marks, copyrights or other proprietary rights, that are used in the Business (the "Seller Intellectual Property Rights").

                  (b) The Seller Disclosure Schedule lists (i) all Seller Intellectual Property Rights, (ii) all licenses, sublicenses and other agreements as to which Seller is a party and pursuant to which any person is


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

         authorized to use any Seller Intellectual Property Rights, and (iii) all licenses, sublicenses and other agreements as to which Seller is a party and pursuant to which Seller is authorized to use any third party patents, trademarks, trade names, service marks, copyrights, mask works, schematics, technology, know-how, computer software programs or code and tangible or intangible proprietary information or material ("Seller Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any product or service of Seller in respect of the Business or the Assets.

                  (c) Seller is not, nor will it be as a result of the execution and delivery of this Agreement and the other Transaction Documents or the performance of Seller's obligations hereunder and thereunder, in breach of any license, sublicense or other agreement relating to the Seller Intellectual Property Rights or the Seller Third Party Intellectual Property Rights.

                  (d) All patents, trademarks, service marks and copyrights included in the Seller Intellectual Property Rights are valid and subsisting. In connection with the Business and the Assets, Seller has not infringed upon or unlawfully or wrongfully used any patent, trademark, trade name, service mark, copyright, trade secret or other intellectual property right owned or claimed by another. No action, suit, proceeding or investigation has been instituted, or, to the knowledge of Seller, threatened, relating to any, patent, trademark, trade name, service mark, copyright, trade secret or other intellectual property right formerly or currently used by Seller in connection with the Business and the Assets. None of the Seller Intellectual Property Rights is subject to any outstanding order, decree or judgment.

                  (e) Seller has taken all appropriate steps to protect and preserve the confidentiality of all Seller Intellectual Property Rights not otherwise protected by patents, patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of Confidential Information by or to a third party has been pursuant to the terms of a written agreement between Seller and such third party. Seller has secured valid written assignments from all consultants and employees who have contributed to the creation or development of the Seller Intellectual Property Rights.

         3.14 Year 2000 Compliance. All software products used in the Business record, store, process and display calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality as such software products record, store, process and display calendar dates falling on or before December 31, 1999.

         3.15 Agreements, Contracts and Commitments. The Seller Disclosure Schedule sets forth an accurate, correct and complete list of all agreements, contracts, commitments, arrangements and understandings, written or oral, including all amendments and supplements thereto, to which Seller is a party or is bound and which relate to, or are otherwise applicable to, the Business, or by which any of the Assets are affected (collectively, the "Contracts"). To Seller's knowledge, each of the Contracts is valid and enforceable against the other party thereto in accordance with its terms. Seller is, and to the knowledge of Seller, all other parties thereto are, in compliance with the provisions thereof. Seller is, and to the knowledge of Seller, no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein. No event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. None of the rights of Seller under any Contract will be impaired by the consummation of the transactions contemplated hereby and the other Transaction Documents, and all such rights will be enforceable by Purchaser after the Closing Date without the consent or agreement of any other party. Seller has delivered accurate and complete copies of each Contract to Purchaser. No Contract requires the consent of any party to its assignment in connection with the transactions contemplated hereby and the other Transaction Documents.

         3.16 Litigation. There is no action, suit or proceeding, claim, arbitration, litigation or investigation ("Action"), against Seller pending in respect of the Business or the Assets or as to which Seller has received any written notice of assertion, or, to the knowledge of Seller, threatened. There is no unsatisfied judgment, penalty or award against or affecting the Business or the Assets, and there is no award, injunction, judgment, order, ruling, subpoena or verdict of other decision entered, issued or rendered by any Governmental Entity to which the Business or any of the Assets are subject.

         3.17 Employees.

                  (a) The Seller Disclosure Schedule sets forth the following:
         (i) a list of all employees of the Business (including name, title and position); (ii) each such employee's length of service; and (iii) the compensation (including terms of payment, bonuses, commissions and deferred compensation, as well as any benefits) of each such employee.

                  (b) With respect to the Business, (i) there have not been in the past five years and, to Seller's knowledge, there are not pending, any labor disputes, work stoppages, requests for representation, pickets, work slow-downs due to labor disagreements or any actions or arbitrations which involve the labor or employment relations of Seller;
         (ii) there are and have been no unresolved violations of any Regulations of any Governmental Entity respecting the employment or benefits of any employees; (iii) there is no unfair labor practice, charge or complaint pending, unresolved or, to the knowledge of Seller, threatened before the National Labor Relations Board; (iv) the employees of Seller are not covered by any collective bargaining agreement; (v) Seller is not a party to any agreement which restricts Seller from relocating, closing or terminating any of its operations or facilities or any portion thereof; (vi) Seller has provided or will timely provide prior to Closing all notices required by law to be given prior to Closing to all local, state, federal or national labor, wage-payment, equal employment opportunity, unemployment insurance and related agencies; (vii) Seller has paid or properly accrued in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses; (viii) the transactions contemplated by this Agreement will not create liability under any Regulations of any Governmental Entity respecting reductions in force or the impact on employees on plant closing or sales of businesses; and
         (ix) all employees of Seller are legally able to work in the United States.

         3.18 Employee Benefit Plans and Arrangements.

                  (a) Except as set forth in the Seller Disclosure Schedule, with respect to the Business, Seller is not, and has not previously been, a party to (1) any "employee benefit plan" as defined in Section 3(3) of ERISA ("Plan"), or (2) any formal or informal deferred compensation, bonus, performance compensation, stock purchase, stock option, stock appreciation, severance, vacation, sick leave, holiday pay, fringe benefits, personnel policy, reimbursement program, incentive, insurance, welfare or similar plan, program, policy or arrangement ("Benefit Plan"). A current, accurate and complete copy of each such Plan and each Benefit Plan has been made available to Purchaser. With respect to Plans and Benefit Plans applicable or otherwise relating to the Business:

                  (b) Each Plan and Benefit Plan is in substantial compliance with all reporting, disclosure and other requirements of ERISA and the Code and any other law applicable to such Plan or Benefit Plan. No Plan is a "defined benefit plan" as defined in Section 3(35) of ERISA. With respect to each Plan and Benefit Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the best knowledge of Seller, threatened against any Plan or Benefit Plan, Seller or any trustee or agent of any Plan or Benefit Plan.

                  (c) Seller is not in default in performing any of its contractual obligations under any of the Plans or Benefit Plans or any related trust agreement or insurance contract.

                  (d) There are no material outstanding liabilities of any Plan or Benefit Plan other than liabilities for benefits to be paid to participants in such Plan or Benefit Plan and their beneficiaries in accordance with the terms of such Plan or Benefit Plan.

                  (e) The consummation of the transactions contemplated by this Agreement will not (in and of itself) (i) entitle any employee of Seller to severance pay, unemployment compensation or any other payment; (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee; or (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

         3.19 Environmental and Health/Safety Matters. Seller is, and has at all times operated the Business, in substantial compliance with all applicable environmental laws. Seller has obtained, maintained and complied with all environmental permits required for the operation of the Business and such permits will continue to remain in effect without any change to their respective terms and conditions after the transactions contemplated by this Agreement. No hazardous substances have been generated, transported, stored, treated, recycled or otherwise handled in any way by Seller in the operation of the Business. No hazardous substances are located on, contained in or otherwise form a part of the Assets. Seller has not received any notice from any Governmental Entity or other Person advising that it is potentially responsible for response costs with respect to a release or threatened release of hazardous substances in connection with the Business. To the knowledge of Seller, no underground storage tanks or hazardous substances are or ever were located on property currently or formerly owned or operated by Seller in connection with the Business. No Order, litigation, settlement or citation with respect to hazardous substances exists with respect to Seller in connection with the operation of Business.

         3.20 Insurance. The Assets and operations of the Business are insured under various policies of general liability and other forms of insurance. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such policies are in amounts which are adequate in relation to the Business and Assets and all premiums due to date have been paid in full.

         3.21 Conditions Affecting Seller. Seller has no reason to believe that any loss of any employee, agent, customer or supplier or other advantageous arrangement will result because of the consummation of the transactions contemplated hereby.

         3.22 Product Design; Warranties.

                  (a) Except as disclosed in the Seller Disclosure Schedule, with respect to the Business, (i) Seller has not agreed to become, and is not otherwise responsible for, consequential damages, and (ii) there are no warranties (express or implied) outstanding with respect to any products ("Products") currently or formerly created, manufactured, sold, distributed or licensed, or any services rendered, by Seller.

                  (b) There are no pending actions, suits, proceedings, hearings, investigations, charges, complaints, claims or demands against Seller with respect to the Business arising out of any injury to individuals or property as a result of the ownership, possession, or use of any Product manufactured, sold, leased, or delivered by Seller and, to the Company's knowledge, there is no basis for any present or future actions, suits, proceedings, hearings, investigations, charges, complaints, claims or demands giving rise to any liability.

         3.23 Completeness of Disclosure. No representation or warranty by Seller in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Purchaser pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule dated and delivered as of the date hereof by Purchaser to Seller and attached to this Agreement (the "Purchaser Disclosure Schedule"). The Purchaser Disclosure Schedule shall be arranged in paragraphs corresponding to, and each exception to a representation and warranty set forth therein shall be deemed to qualify, the specific numbered and lettered paragraph of this Article IV which is referenced in the applicable exception set forth on the Purchaser Disclosure Schedule.

         4.1 Organization and Standing. Purchaser is a limited liability company duly organized and existing under, and by virtue of, the laws of the State of Texas and is in good standing under such laws.

         4.2 Authorization. Purchaser has the requisite legal power and authority to enter into this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by the Managers of Purchaser and no other proceedings on the part of Purchaser are necessary to authorize this Agreement and the transactions contemplated hereby and thereby. This Agreement has been, and the other Transaction Documents will be, duly executed and delivered by Purchaser and this Agreement constitutes, and the other Transaction Documents, when executed and delivered, will constitute valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally and (b) the availability of injunctive relief and other equitable remedies.

         4.3 Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the other Transaction Documents by Purchaser does not and will not violate, conflict with or result in the breach of any term, condition or provision of (a) any law, ordinance, or governmental rule or regulation to which Purchaser is subject, (b) any judgment, order, writ, injunction, decree or award of any Governmental Entity which is applicable to Purchaser, or (c) the charter documents of Purchaser or any securities issued by Purchaser. Except as aforesaid, no authorization, approval or consent of, and no registration or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Agreement and the other Transaction Documents by Purchaser.

                                    ARTICLE V

                    COVENANTS OF THE PARTIES PENDING CLOSING

         The respective parties hereto agree to take the following actions between the date hereof and the Closing Date:

         5.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, except with the prior consent of Purchaser, Seller shall:

                  (a) maintain its corporate existence and carry on the Business in the usual, regular and ordinary course in a manner consistent with past practice and in accordance with the provisions of the Agreement;

                  (b) use all reasonable efforts consistent with past practices and policies to preserve intact its present Business organization and relationships to the end that the goodwill and ongoing Business be substantially unimpaired at the Closing;

                  (c) maintain the Assets in the same state of repair, order and conditions as they are on the date hereof, reasonable wear and tear excepted;

                  (d) maintain the books and records of the Business in accordance with past practice, and to use commercially reasonable efforts to maintain in full force and effect all Authorizations and insurance policies applicable or otherwise relating to the Business; and

                  (e) promptly notify Purchaser of any event or occurrence not in the ordinary course of Business.

         5.2 Negative Covenants. Except as expressly provided in this Agreement in connection with the Business, Seller shall not, without the prior written consent of Purchaser:

                  (a) sell, assign, transfer, lease, consume or otherwise dispose of any property or assets used or held for use in the Business except in the ordinary course of Business consistent with past practice;

                  (b) amend, modify, cancel or waive any rights under any Contract or enter into any agreement, contract, commitment, arrangement or understanding, written or oral, which relates to, or is otherwise applicable to, the Business, or by which any of the Assets is affected;

                  (c) mortgage, pledge or subject to Liens any of the Assets;

                  (d) cancel, compromise or waive any debts owed to it applicable or otherwise relating to the Business;

                  (e) knowingly do any act or omit to do any act within its reasonable control which will cause it to breach any representation, warranty or obligation contained in this Agreement;

                  (f) increase the wages, salaries, compensation, pension or other benefits payable to any former employee or any current employee of the Business, or pay any bonus or other amount to any such former or current employee;

                  (g) take any actions outside the ordinary course of business;
         or

                  (h) agree to do any of the foregoing, except as contemplated by this Agreement.

         5.3 Access. Seller shall give to Purchaser's employees and representatives reasonable access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to the Business for the purpose of making such investigation of the Business as Purchaser shall desire to make, provided that such investigation shall not unreasonably interfere with Seller's normal business operations.


                                   ARTICLE VI

                         CONDITIONS TO PURCHASE AND SALE

         6.1 Conditions to Each Party's Obligations. The obligation of Purchaser and Seller to consummate the transactions hereunder shall be subject to the satisfaction of the condition that no Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition which is in effect on the Closing Date and prohibits the consummation of the Acquisition, or which limits or restricts Purchaser's conduct or operation of the Business following the Acquisition.

         6.2 Conditions to Obligation of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement will be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by Purchaser:

                  (a) Representations and Warranties of Seller. Each of the representations and warranties of Seller set forth in this Agreement that is qualified by materiality shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, and Purchaser shall have received a certificate signed on behalf of Seller by the President or Chief Financial Officer of Seller to such effect.

                  (b) Performance of Obligations of Seller. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Purchaser shall have received a certificate signed on behalf of Seller by the President or Chief Financial Officer of Seller to such effect.

                  (c) No Material Adverse Change. Since the Balance Sheet Date, the Business shall not have suffered a Material Adverse Effect.

                  (d) Bills of Sale. Seller shall have delivered to Purchaser bills of sale and other good and sufficient instruments of transfer as Purchaser deems reasonably necessary and appropriate to vest in Purchaser all of Seller's right, title and interest in and to the Assets.

                  (e) Authorizations, Approvals and Consents. All authorizations, approvals or consents of any and all Governmental Entities or other Persons required to be obtained by Seller to consummate the transactions contemplated by this Agreement including without limitation, the authorizations, approvals, or consents listed on the Seller Disclosure Schedule, shall have been validly obtained and copies thereof shall have been delivered to Purchaser.

                  (f) Corporate Action. Seller shall have taken all corporate action necessary to approve the transactions contemplated by the Agreement and the other Transaction Documents, and Seller shall have furnished Purchaser with copies of resolutions, adopted by the Board of Directors of Seller and certified by the secretary of Seller as of the Closing Date, in form and substance reasonably satisfactory to counsel for Purchaser, in connection with such transactions.

                  (g) Liens and Indebtedness. The Assets shall be free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever except for Permitted Liens and termination statements or other evidence reasonably satisfactory to Purchaser of the discharge of any indebtedness relating to the Assets shall have been filed in all applicable jurisdictions. Purchaser shall have received evidence satisfactory to it of the discharge of all such indebtedness.

                  (h) Inventory Transfer Agreement. Seller, Purchaser and Samsung shall have entered into the Inventory Transfer Agreement substantially in the form attached hereto as Exhibit B.

                  (i) Distribution Agreement. Purchaser and Samsung shall have entered into the Distribution Agreement in substantially the form attached hereto as Exhibit C.

                  (j) Financing. Purchaser shall have secured financing on terms satisfactory to Purchaser in its discretion that will enable it to consummate the transactions contemplated by this Agreement and the other Transaction Documents and provide adequate working capital.

                  (k) Employees. Thomas Wade shall have entered into an employment agreement with Purchaser satisfactory to Purchaser in its sole discretion.

         6.3 Conditions to Obligations of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement will be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by Seller:

                  (a) Representations and Warranties. Each of the representations and warranties of Purchaser set forth in this Agreement that is qualified by materiality shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, and Seller shall have received a certificate signed on behalf of Parent by the President of Purchaser to such effect.

                  (b) Performance Of Obligations of Purchaser. Purchaser shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Seller shall have received a certificate signed on behalf of Parent by the by the President of Purchaser to such effect.

                  (c) Corporate Action. Purchaser shall have taken all action necessary to approve the transactions contemplated by this Agreement, and Purchaser shall have furnished Seller with copies of resolutions, adopted by its Managers and certified by its secretary as of the Closing Date, in form and substance reasonably satisfactory to counsel for Seller, in connection with such transactions.


                                   ARTICLE VII

                             POST-CLOSING COVENANTS

         7.1 Maintenance of Books and Records. Seller shall preserve until the sixth anniversary of the Closing Date all records possessed by it relating to any of the Assets or to the Business prior to the Closing Date. After the Closing Date, as may be necessary or useful in connection with Purchaser's operation of the Business, Seller shall provide Purchaser with access, upon prior reasonable written request, during regular business hours, to (i) the officers and employees of Seller and (ii) the books of account and records of Seller, and Purchaser and its representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of Seller.

         7.2 Restrictive Covenants.

                  (a) In order to protect the value and goodwill of the Business and the Assets, Seller covenants that for the period commencing on the Closing Date and ending on the fifth anniversary thereof (the "Noncompetition Period"), Seller shall not engage in, directly or indirectly, in any capacity, or have any direct or indirect ownership interest in, or permit Seller's name to be used in connection with, any business, anywhere in the United States, which is engaged in the marketing, distribution and sale of video security and surveillance products (the "Restricted Business"), unless Seller reacquires the Restricted Business from Purchaser. It is recognized by Seller that the Restricted Business is expected to be conducted throughout the United States and that more narrow geographical limitations of any nature on this noncompetition covenant (and the nonsolicitation covenant set forth in Section 7.2(b)) are therefore not appropriate. The foregoing restriction shall not be construed to prohibit the ownership by Seller as a passive investment of not more than two percent (2%) of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

                  (b) Seller covenants that during the Noncompetition Period, Seller will not, either directly or indirectly, (i) call on or solicit any customer or prospective customer of Purchaser for the purpose of providing services or products in the Restricted Business, or (ii) solicit the employment or engagement of services of any person who is or was employed as an employee, consultant or independent contractor by Purchaser during such period or during the two years preceding the commencement of such period on a full-or part-time basis.

                  (c) Seller recognizes and acknowledges that by reason of its ownership of the Business it has had access to confidential and proprietary information relating to the Restricted Business. Seller acknowledges that such confidential and proprietary information is a valuable and unique asset of the Business and covenants that it will not disclose any such confidential or proprietary information after the Closing Date to any person for any reason whatsoever, unless Seller can show that such information (a) is in the public domain through no wrongful act of Seller, (b) has been rightfully received from a third party without restriction and without breach of this Agreement, or (c) is required by law so to be disclosed

         (provided that Seller shall have given Purchaser notice of such requirement and full opportunity to contest such disclosure).

                  (d) Seller acknowledges that the restrictions contained in this Section 7.2 are reasonable and necessary to protect the legitimate interests of Purchaser and constitute a material inducement to Purchaser to enter into this Agreement and consummate the purchase of the Business and the Assets. Seller acknowledges that any violation of this Section 7.2 will result in irreparable injury to Purchaser and agrees that Purchaser shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of this Section 7.2, which rights shall be cumulative and in addition to any other rights or remedies to which Purchaser may be entitled. The Noncompetition Period shall be extended by any period during which Seller is in breach of its obligations under this Section 7.2.

                  (e) In the event that any covenant contained in this Section
         7.2 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law. The covenants contained in this Section 7.2 and each provision thereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

         7.3 Discharge of Business Obligations. From and after the Closing Date, Seller shall pay and discharge, in accordance with past practice but not less than on a timely basis, all obligations and liabilities incurred prior to the Closing Date in respect of the Business, its operations or the assets and properties used therein (except for Assumed Liabilities).

         7.4 Payments Received. Seller agrees that after the Closing Date it will hold and will promptly, but in no event later than two business days, transfer to Purchaser, from time to time as and when received by it, any cash, checks with appropriate endorsements (using its best efforts not to convert such checks into cash), or other property that it may receive on or after the Closing Date which properly belongs to Purchaser and will account to Purchaser for all such receipts. Seller will provide any cooperation reasonably requested by Purchaser to facilitate the collection of the Accounts Receivable as and when due, including, without limitation, instructing customers to send payment to any address or lockbox designated by Purchaser.

         7.5 Bulk Transfer Laws. Purchaser and Seller hereby waive compliance by Purchaser and Seller with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement and the other Transaction Documents. Seller shall indemnify Purchaser from, and hold it harmless against, any liabilities, damages, costs and expenses resulting from or arising out of (a) the parties' failure to comply with any of such laws in respect of the transactions contemplated by this Agreement, or (b) any action brought or levy made as a result thereof, other than those liabilities which have been expressly assumed, on such terms as expressly assumed, by Purchaser pursuant to this Agreement.

         7.6 License Grant. To the extent Seller owns or is entitled to grant such right, Seller hereby grants to Purchaser an exclusive world-wide irrevocable royalty-free license to use the mark "GVI" (the "Mark"), either alone or in combination with any other mark, logo, symbol, name and/or domain name, as Purchaser's trade name, trademark, service mark, logo, symbol and/or domain name, in connection with the manufacture, sale, marketing and distribution of security and surveillance products and the provision of related services (the "Field"), and to sublicense the Mark in connection therewith. Seller agrees that Purchaser shall have the right to register the Mark, either alone or in combination with any other mark, logo, symbol, name and/or domain name, for use in the Field. Seller agrees that this license may be transferred by Purchaser in connection with any acquisition of Purchaser, whether by way of share exchange, merger, consolidation or sale of all or substantially all of Purchaser's assets or membership units or in connection with any sale by Purchaser of the Business.

                                  ARTICLE VIII

                                    EMPLOYEES

         8.1 Offer of Employment. On the Closing Date, Purchaser will offer employment to those employees of Seller set forth on Schedule 8.1. The terms and conditions of any offer of employment will be determined by Purchaser in its sole discretion. Any and all liabilities or expenses relating to or arising out of the employment, or cessation of employment, of any employee or former employee of Seller on or prior to close of business on the Closing Date shall be the sole responsibility of Seller.

         8.2 Employee Benefits. From and after the Closing Date, Purchaser shall offer such employee benefit plans and arrangements as it deems appropriate in its sole discretion. Purchaser shall not assume as of the Closing Date any liability or obligation under any of the Plans or Benefit Plans.

         8.3 COBRA Obligations. Seller shall retain all liabilities, perform all obligations and maintain all insurance under the Consolidated Omnibus Budget Reconciliation act of 1985 ("COBRA") with respect to its employees and former employees of the Business and their covered dependents; provided, that Purchaser shall perform all of its obligations under COBRA with respect to Transferred Employees that become covered by any group health insurance plan of Purchaser.

                                   ARTICLE IX

                            TERMINATION AND AMENDMENT

         9.1 Termination. This Agreement may be terminated at any time by either party prior to the Closing by written notice by the terminating party to the other party.

         9.2 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors or Managers, at any time before or after approval of the matters presented in connection with transactions contemplated hereby. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.3 Waiver. At any time prior to the Closing, Purchaser may waive compliance by Seller, and Seller may waive compliance by Purchaser, by an instrument in writing signed by or on behalf of the party waiving compliance, with any term or provision of this Agreement that the other party was or is obligated to comply with or perform.


                                    ARTICLE X

                                 INDEMNIFICATION

         10.1 Indemnification by Seller. Seller shall indemnify and defend Purchaser and its Affiliates, officers, directors and employees (collectively, the "Purchaser Indemnified Parties") against, and shall hold them harmless from, any loss, liability of every type and nature (whether known or unknown, fixed or contingent), claim, including, without limitation, any third-party claim, charge, action, suit, proceeding, assessed interest, penalty, damage, Tax or expense (including legal and other professional fees and expenses) (collectively, "Losses") resulting from, arising out of, or incurred by any Purchaser Indemnified Party in connection with, or otherwise with respect to the matters set forth in 10.1(a), (b) and (c) below; provided, however, that Seller shall not be obligated to indemnify the Purchaser Indemnified Parties until, and only to the extent that, the aggregate amount of all Losses exceeds $25,000; provided, further, that the maximum aggregate liability of Seller for indemnification pursuant to Section 10.1(a) shall not exceed the Purchase Price:

                  (a) any breach or failure of a representation or warranty by Seller contained in this Agreement, the other Transaction Documents or any Schedule or other agreements, instruments, or certificates to be executed and delivered pursuant hereto or thereto;

                  (b) any breach of any covenant of Seller contained in this Agreement, the other Transaction Documents or any Schedule or other agreements, instruments or certificates to be executed and delivered pursuant hereto or thereto; and

                  (c) the failure of Seller to pay or otherwise discharge when due and payable any liabilities of Seller and the Business other than the Assumed Liabilities.

         10.2 Indemnification by Purchaser. Purchaser shall indemnify and defend Seller against, and shall hold it harmless from, any Losses resulting from, arising out of, or incurred by Seller in connection with, or otherwise with respect to the matters set forth in 10.2(a), (b) and (c) below; provided, however, that the maximum aggregate liability of Purchaser for any such indemnification pursuant to Section 10.2(a) shall not exceed the Purchase Price:

                  (a) any breach or failure of a representation or warranty by Purchaser contained in this Agreement, the other Transaction Documents or any Schedule or other agreements, instruments, schedules or certificates to be executed and delivered pursuant hereto or thereto;

                  (b) any breach of any covenant of Purchaser contained in this Agreement, the Transaction Documents or any Schedule or other agreements, instruments, schedules or certificates to be executed and delivered pursuant hereto or thereto; and

                  (c) the failure of Purchaser to pay or otherwise discharge when due and payable any of the Assumed Liabilities

         10.3 Survival. The representations and warranties and covenants of Seller and Purchaser contained in this Agreement shall survive Closing Date for a period of two years following the Closing Date, except that the covenants set forth in Article VII shall survive for the applicable periods set forth therein. In the event that notice of any claim for indemnification shall have been given within the applicable survival period, the representations and warranties and covenants that are the subject of such indemnification claim shall survive until such claim is finally resolved.

         10.4 Notice of Claims. Any party entitled to indemnification under this
Article X (the "Indemnitee") shall notify the party obligated to provide such indemnification (the "Indemnitor") in writing of any claim, which the Indemnitee shall have determined has given or could give rise to a claim for indemnification under this Article X ("Notice of Claim").

         10.5 Third Party Claims.

                  (a) If the facts giving rise to any indemnification provided for in this Agreement involve any actual or threatened claim or demand by any third party ("Third Party Claim") against any Indemnitee, the Indemnitee shall give prompt written notice of such Third Party Claim to the Indemnitor. Failure or delay in notifying the Indemnitor will not relieve the Indemnitor of any liability it may have to the Indemnitee, except to the extent that such failure or delay causes actual harm to the Indemnitor with respect to such claim.

                  (b) The Indemnitor will be entitled, upon its election, by written notice given to the Indemnitee within thirty (30) days after the date on which the Indemnitee has given notice of such Third Party Claim to the Indemnitor (without prejudice to the right of such Indemnitee to participate at its expense through counsel of its own choosing), to assume the defense or prosecution of such claim and any litigation resulting therefrom (a "Third Party Defense") at its expense and through counsel of its own choosing reasonably acceptable to the Indemnitee; provided, however, that the Indemnitor shall not have the right to assume the Third Party Defense (i) if any such claim seeks, in addition to or in lieu of monetary damages, any injunctive or other equitable relief, or (ii) if, in the reasonable opinion of the Indemnitee and its counsel, there is or could reasonably be expected to be a conflict of interest between the position of the Indemnitor and the Indemnitee, or (iii) the Indemnitor fails to provide reasonable assurance to the Indemnitee of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding, and provided further, that if, by reason of the claim of such third party a lien, attachment, garnishment or execution is placed upon any of the property or assets of such Indemnitee, the Indemnitor, if it desires to exercise its right to assume such Third Party Defense, must furnish a satisfactory indemnity bond to obtain the prompt release of such lien, attachment, garnishment or execution. If the Indemnitor assumes a Third Party Defense, it will take all steps necessary in the defense, prosecution, or settlement of such claim or litigation and will hold all Indemnitees harmless from and against all Losses caused by or arising out of any settlement thereof (other than such Indemnitee's expenses of participation in such defense, prosecution or settlement). No Indemnitor will, in a Third Party Defense, except with the written consent of the Indemnitee to which such Indemnitor is obligated to furnish indemnification pursuant to this Agreement, consent to the entry of any judgment or enter into any settlement (i) which does not include as an unconditional term thereof the giving to the Indemnitee by the third party of a release from all liability in respect of such suit, claim, action, or proceeding, (ii) unless there is no finding or admission of any violation of law by the Indemnitee (or any affiliate thereof) or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnitee, or (iii) which imposes any form of relief other than monetary damages.

                  (c) If the Indemnitor does not assume a Third Party Defense, the Indemnitee may, at the expense of the Indemnitor, defend or prosecute such claim or litigation in such manner as it may deem appropriate and may settle such claim or litigation after giving written notice thereof to the Indemnitor, on such terms as such Indemnitee may deem appropriate and the Indemnitor will promptly reimburse such Indemnitee for any Losses incurred in connection with such settlement. If no settlement of such claim or litigation is made, the Indemnitor will promptly reimburse such Indemnitee for any Losses arising out of any judgment rendered with respect to such claim or litigation. Any Losses for which an Indemnitee is entitled to indemnification hereunder shall be promptly paid as incurred. If the Indemnitor does not elect to assume a Third Party Defense which it has the right to assume hereunder, the Indemnitee shall have no obligation to do so.

         10.6 Effect of Investigation; Waiver.

                  (a) Any party's right to indemnification or other remedies based upon the representations and warranties, covenants, agreements and undertakings of the other party will not be affected by any investigation, knowledge or waiver of any condition of such party. Such representations and warranties shall not be affected or deemed waived by reason of the fact that Purchaser knew or should have known that any of the same is or might be inaccurate. Any investigation by such party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

                  (b) The waiver by Purchaser of any condition based on the accuracy of any representation or warranty, or compliance with any covenant or obligation, will not affect any right to indemnification or other remedy based on such warranties, covenants and obligations.

         10.7 Resolution of Disputes.

                  (a) Any dispute, controversy or claim arising out of or relating to this Agreement, the other Transaction Documents or any contract or agreement entered into pursuant hereto or thereto or the performance by the parties of its or their terms shall be settled by binding arbitration held in Chicago, Illinois in accordance with the Commercial Arbitration rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Section. The arbitrators shall be selected from a group of professionals associated with JAMS/Endispute.

                  (b) The panel arbitration to be appointed shall consist of three neutral arbitrators. The parties shall each select one arbitrator, and the arbitrators so selected shall select the third arbitrator.

                  (c) The arbitrators shall allow such discovery as the arbitrators determine appropriate under the circumstances, including without limitation, the right to request production of documents and to take such depositions of fact and experts as reasonably appropriate to establish the parties' respective positions. Such discovery shall be concluded within ninety (90) days following selection of the arbitrators unless the arbitrators determine that fairness and justice would require a longer time period. The arbitrators shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within one hundred twenty (120) days after the selection of the arbitrators. The arbitrators shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty
         (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision. Thereafter, the decision of the arbitrators shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

                  (d) The arbitrators shall have the authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorney's fees and expenses in such manner as is determined to be appropriate by the arbitrators.

                  (e) Judgment upon the award rendered by the arbitrators may be entered in any court having personal and subject matter jurisdiction.

                  (f) All proceedings under this Section, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

                  (g) The fact that the dispute resolution procedures specified in this Section shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party.

                  (h) The arbitration procedure in this Section 10.7 shall be the exclusive means available to Purchaser and Seller to resolve any claim, controversy or dispute arising hereunder.


                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Sales, Transfer and Documentary Taxes, etc. Seller shall pay all federal, state and local sales and documentary and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Assets in accordance herewith and Seller shall indemnify, reimburse and hold harmless Purchaser in respect of the liability for payment of or failure to pay any such taxes or the filing of or failure to file any reports required in connection therewith.

         11.2 Expenses. Each party hereto shall pay its own expenses incidental to the preparation of this Agreement and the other Transaction Documents, the carrying out of the provisions of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

         11.3 Contents of Agreement. This Agreement and the other Transaction Documents set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and thereby. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the other Transaction Documents.

         11.4 Assignment and Binding Effect. This Agreement may not be assigned by either party without the prior written consent of the other party; provided that Purchaser may assign this Agreement to any Affiliate thereof without such consent. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and permitted assigns.

         11.5 Notices. Any notice or other communication under this Agreement shall be in writing and shall be sent by (a) personal delivery, (b) registered or certified mail (return receipt requested) or (c) nationally recognized overnight courier service, to such party, at the address of such party set forth below or such other address as any party may designate in the manner prescribed in this Section. A notice or other communication shall be deemed to have been duly received (i) if personally delivered, on the date of such delivery, (ii) if mailed, on the date set forth on the return receipt or (iii) if delivered by overnight courier, on the date of such delivery (as evidenced by the receipt of the overnight courier service). Such communications, to be valid, must be addressed as follows:

                  If to Purchaser, to:

                  GVI Security, Inc.
                  1200 West Northwest Highway
                  Suite 100
                  Grapevine, TX  76051
                  Attn: Thomas Wade

                  With a required copy to:

                  Morgan, Lewis & Bockius LLP
                  One Oxford Centre
                  Pittsburgh, PA  15232
                  Attention: Paul De Rosa, Esq.

                  If to Seller, to:

                  Sensory Science Corporation
                  7835 E. McClain Dr.
                  Scottsdale, AZ 85260
                  Attention: President

                  With a required copy to:

                  Snell & Wilmer L.L.P.
                  One Arizona Center
                  Phoenix, AZ 85004-0001
                  Attention: Samuel C. Cowley, Esq.

or to such other address or to the attention of person or persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

         11.6 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) "or" has the inclusive meaning frequently identified with the phrase "and/or" and (c) "including" has the inclusive meaning frequently identified with the phrase "but not limited to." The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

         11.7 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to its provisions concerning conflict of laws.

         11.8 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Article X hereof, the other indemnified parties, and their heirs, executors, administrators, legal representatives, successors and permitted assigns, and they shall not be construed as conferring any rights on any other persons.

         11.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         11.10 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.11 Specific Performance. Seller agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by it in accordance with the terms hereof and that Purchaser shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         11.12 Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Purchaser may waive compliance by Seller, and Seller may waive compliance by Purchaser, by an instrument in writing signed by or on behalf of the party waiving compliance, with any term or provision of this Agreement that the other party was or is obligated to comply with or perform.

         11.13 Headings and "Person." All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Any reference to a "Person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.


                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the date first written above.


                                 GVI SECURITY, INC.


                                 By:  /s/ Thomas Wade
                                      ---------------------------------
                                          Thomas Wade,
                                          President


                                 SENSORY SCIENCE CORPORATION


                                 By:  Roger B. Hackett
                                      ---------------------------------
                                          Roger B. Hackett,
                                          Chairman and Chief Executive Officer